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                                                                    Exhibit 10.8



                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is made and entered into effective this 1st day of January 2001 by and between U.S. RealTel, Inc., a Delaware corporation (the "COMPANY"), and Mark J. Grant (the "Executive").

                                    RECITALS

         A. The Executive is to be employed as the President of the Company.

         B. The Company is engaged in the business of (1) acquiring, owning, leasing, licensing, or otherwise controlling wireless communication devices' sites and antennae and (2) leasing, subleasing, licensing, or otherwise granting usage rights to such sites and antennae to wireless communications licensees and users (3) the ownership or management of the tower business (4) development of telecommunication infrastructure for both access and placement of equipment and technology (collectively, the "BUSINESS").

         C. The Board of Directors of the Company (the "BOARD") recognizes that the Executive can contribute to the growth and success of the Company and of the Business, and desires to assure the Company of the Executive's employment and to compensate him therefore.

         D. The Board has determined that this Agreement will reinforce and encourage the Executive's attention and dedication to the Company and the Business.

         E. The Executive is willing to make his services available to the Company and on the terms and conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

         1. EMPLOYMENT

                  1.1 EMPLOYMENT AND TERM. The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company on the terms and conditions set forth herein.

                  1.2 DUTIES OF EXECUTIVE. During the Term of Employment under this Agreement, the Executive shall serve as the President of the Company, and shall exercise such power and authority as may from time to time be expected of an executive in the position of Executive as set forth in this Agreement or otherwise reasonably delegated to him by the Board and/or the CEO. The Executive shall report directly to the Chief Executive Officer of the Company. The Executive shall diligently and faithfully perform his obligations hereunder, devote substantially all of his professional time and attention to the Business and affairs of the
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Company, and promote the interests of the Company. It is the Executive's intention to minimize his investment banking relationship with Access Financial Group, Inc. Notwithstanding the foregoing or any other provision of this Agreement, nothing provided herein shall be deemed to prohibit the Executive from continuing to serve in his present capacity as the President - Capital Markets of Access Financial Group, Inc., and it shall not be a breach or violation of this Agreement for the Executive to (i) serve on corporate, civic, or charitable boards or committees (ii) deliver lectures, fulfill speaking engagements, or teach at educational institutions, or (iii) manage personal investments, so long as such activities do not significantly and materially interfere with or significantly and materially detract from the performance of the Executive's responsibilities to the Company in accordance with this Agreement.

         2. TERM.

                  2.1 INITIAL TERM. The initial Term of Employment under this Agreement, and the employment of the Executive hereunder, shall commence on January 1, 2001 (the "COMMENCEMENT DATE"), and shall expire one (1) year thereafter, on December 31, 2001, unless sooner terminated in accordance with
SECTION 5 hereof (the "INITIAL TERM").

                  2.2 RENEWAL TERMS. At the end of the Initial Term, the Term of Employment automatically shall renew for successive one (1) year terms (subject to earlier termination as provided in SECTION 5 hereof), unless (i) either the Company or the Executive delivers written notice to the other during the twelfth month of the employment agreement or the Executive's election not to renew the Term of Employment (as defined herein) or (ii) the Company, and the Executive have not by the end of the Initial Term mutually agreed in writing upon the financial compensation that the Executive is to receive during such Renewal Term. In such event, the Executive will be paid six (6) months compensation of both his base salary and the automobile allowance.

                  2.3 TERM OF EMPLOYMENT AND EXPIRATION DATE. The period during which the Executive shall be employed by the Company pursuant to the terms of this Agreement is sometimes referred to in this agreement as the "Term of Employment" and the date on which the Term of Employment shall expire (including the date on which any renewal term shall expire), is sometimes referred to in this Agreement as the "EXPIRATION DATE."

         3. COMPENSATION.

                  3.1 BASE SALARY. The Executive shall receive a base salary at the annual rate of One Hundred Seventy Five Thousand Dollars ($175,000) (the "Base Salary") during the Term of Employment, with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. [The Base Salary shall be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Board, be increased at any time or from time to time.]

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         4. EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

                  4.1 REIMBURSEMENT OF EXPENSES. Upon the submission of proper substantiation by the Executive, and subject to such consistent and reasonable rules and guidelines as the Company may from time to time adopt with respect to the reimbursement of expenses of executive personnel, the Company shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive during the Term of Employment in the course of and pursuant to the Business of the Company. Any expenses incurred by the Executive in excess of ten thousand dollars ($10,000.00) must be approved in advance by the CEO.

                  4.2 COMPENSATION/BENEFIT PROGRAMS. During the term of Employment, the Executive shall be entitled to participate in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel, and life insurance plans and executive insurance programs, and any and all other plans as are presently and hereinafter offered by any of the Company to its respective executive personnel, including savings, pension, profit-sharing, and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plans. The Company shall maintain (a) officers and directors liability insurance and (b) insurance covering the Executive in the event of kidnap, ransom, and extortion, each commensurate with Company policy.

                  4.3 WORKING FACILITIES. During the Term of Employment, the Company shall furnish the Executive with an office, secretarial help, and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder. The office for the Executive shall be located in South Florida.

                  4.4 AUTOMOBILE ALLOWANCE. During the Term of Employment, the Company shall provide the Executive with an automobile allowance of One Thousand Five Hundred Dollars ($1,500) per month (the "ALLOWANCE"), which amount is intended to compensate Executive for wear and tear and, in addition, reimburse the Executive for all costs of gasoline, oil, repairs, maintenance, insurance, and other expenses incurred by Executive by reason of the use of Executive's automobile for business from time to time.

                  4.5 OTHER BENEFITS. The Executive shall be entitled to such paid vacation each calendar year during the Term of Employment as the Executive and the CEO shall mutually agree, to be taken at such times as the Executive and the CEO shall mutually and reasonably determine. The Executive shall receive such additional benefits, if any, as the CEO and/or the Board shall from time to time determine for similarly situated management members.

         5. TERMINATION.

                  5.1 TERMINATION CLAUSE. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Term of Employment for Cause (as defined below). For purposes of this Agreement, the term "CAUSE" shall mean (i) an action or omission of the Executive which constitutes a willful and material breach of, or willful and material failure or refusal (other than by reason of his disability or incapacity) to perform his duties under, this Agreement which is not cured within thirty (30) days after receipt by the Executive of written notice of same, (ii) fraud, embezzlement, misappropriation of funds, or breach of trust in connection with his services hereunder, (iii) a conviction of any crime which involves a breach of

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trust or a felony, (iv) gross negligence in connection with the performance of the Executive's duties hereunder, which is not cured within thirty (30) days after receipt by the Executive of written notice of same and which the Board in its reasonable discretion deems to be good and sufficient cause to terminate the Executive's employment with the Company, or (v) failure by the Executive to timely achieve the financial projections set forth for him in the "2001-2003 USRT Business Plan," a copy of which is annexed hereto as ATTACHMENT A. Any termination for Cause shall be made by written notice to the Executive, which notice shall set forth in reasonable detail all acts or omissions upon which the Company is relying for such termination. The Executive shall have the right to address the Board regarding the acts set forth in the notice of termination. Upon termination pursuant to this SECTION 5.1, the Company shall pay to the Executive any accrued and unpaid Base Salary through the date of termination; PROVIDED, HOWEVER, that if the termination is made pursuant to clause (v) of this SECTION 5.1, the Company shall also pay to the Executive a severance payment equal to six (6) months of the annual Base Salary and of the Allowance at the time of such termination. Upon any termination effected and compensated pursuant to this SECTION 5.1, the Company shall also pay reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of SECTION 4.1.

                  5.2 DISABILITY. In the event the Executive shall be unable, or fail, to perform the essential functions of his position, with or without reasonable accommodation, for any period of six (6) months or more, the Company shall have the option, in. accordance with applicable law, to terminate this Agreement upon written notice to the Executive. Upon termination pursuant to this SECTION 5.2., the Company shall (i) pay to the Executive any accrued and unpaid Base Salary through the effective date of termination specified in such notice, and (ii) pay to the Executive a severance payment equal to six (6) months of the Executive's Base Salary and of the Allowance at the time of the termination of the Executive's employment with the Company. Upon any termination effected and compensated pursuant to this SECTION 5.2, the Company shall also pay reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of SECTION 4.1.

                  5.3 DEATH. Upon the death of the Executive during the Term of Employment, the Company shall pay to the estate of the deceased Executive any accrued and unpaid Base Salary through the Executive's date of death. Upon any termination effected and compensated pursuant to this SECTION 5.3, the Company shall also pay reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of SECTION 4.1.

                  5.4 TERMINATION WITHOUT CAUSE. At any time the Company shall have the right to terminate the Term of Employment by written notice to the Executive providing that the Company pays the Executive, upon providing notice, the present value of any remaining balance due of his base salary and automobile allowance that is still owed in the eighteen month period of this contract using a discount rate of the prime rate plus two percent (2%). Upon any termination pursuant to this SECTION 5.4 (that is not under any OF SECTIONS 5.1. 5.2. 5.3,
5.5 OR 5.6), the Company shall (i) pay to the Executive any accrued and unpaid Base Salary through the date of termination set forth in the notice (or such later date as required by the notice provisions

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of this Agreement), and (ii) pay to the Executive a severance payment equal to six (6 months of the Executive's Base Salary and of the Allowance at the time of the termination of the Executive's employment with the Company. Upon any termination effected and compensated pursuant to this SECTION 5.4, Company shall also pay reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of SECTION 4.1.

                  5.5 TERMINATION BY EXECUTIVE.

                           a. The Executive shall at all times  have the right,
by written notice not less than sixty (60) days prior to the termination date, to terminate his Employment Term.

                           b. Upon termination of the Term of Employment
pursuant to this SECTION 5.5, the Company shall (i) pay to the Executive any accrued and unpaid Base Salary through the effective date of termination specified in such notice. Upon any termination effected and compensated pursuant to this SECTION 5.5(b), the Company shall also pay reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of SECTION 4.1.

                  5.6 SURVIVAL. The provisions of this ARTICLE 5 shall survive the termination or expiration of this Agreement, as applicable.

         6. CONFIDENTIALITY, NONSOLICITATION, AND NONCOMPETITION.

                  6.1 CONFIDENTIAL INFORMATION. The Executive shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as defined below) pertaining to the Company and/or the Business. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the Company and/or the Business (which shall include; but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, sources of leads, and methods of doing business) shall be deemed a valuable, special, and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and the Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement. "CONFIDENTIAL INFORMATION" means information disclosed to the Executive or known by the Executive as a consequence of or through the unique position of his employment with the Company (including information conceived, originated, discovered, or developed by the Executive) prior to or after the date hereof, and not generally or publicly known, about the Company or the Business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law.

                  6.2 NONSOLICITATION OF EMPLOYEES. At all times while the Executive is employed by the Company and for the six (6) month period immediately following the termination of the Executive's employment with the Company for any reason, the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association, or other entity employ any employee or former employee of the Company, unless

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such employee or former employee has not been employed by the Company for a period in excess of six (6) months. Notwithstanding the foregoing, no provision of this Agreement shall be deemed to bar the Executive, from so employing Alexandra Sweade or causing such third party employment of her.

                  6.3 NONCOMPETITION. At all times while the Executive is employed by the Company and for the one (1) year period immediately following the termination of this Agreement by the Executive or by the Company for Cause, the Executive will not (i) manage, operate, participate in the ownership or operation of;, act as agent of, or, with or without compensation and whether as employee or independent contractor or in any other capacity, render services to a business enterprise principally engaged in the Business within Brazil, Argentina, Chile, or such other jurisdiction(s) in which the Company has contemplated and/or commenced to engage in the Business prior to the termination or expiration of this Agreement (collectively, the "REGION") or (ii) call upon or communicate with any person or entity which was a customer, contractee, or lessor of the Company at any time within the one (1) year immediately preceding such call or communication for the purpose of soliciting or obtaining for the Executive's own account or for any employer, partner, co-venturer, or affiliate of the Executive, other than the Company, any business, customer, order, or contract related to the Business to, from, or with such person or entity or for the purpose of diverting from the Company such business, customer, order, or contract (iii) or cause any violation of the existing non-compete agreement with Spectracite Holdings, Inc.

                  6.4 UNRESTRICTED ACTIVITIES. The Executive represents and warrants to the Company that the Executive has the skill, expertise, and ability to earn a living in the unrestricted activities that remain open to the Executive.

                  6.5 SPECIFIC PERFORMANCE INJUNCTION. It is recognized and hereby acknowledged by the Executive and the Company that a breach by the Executive of any of the agreements and covenants contained in this ARTICLE 6 will cause irreparable harm or damage to the Company, the monetary amount of which would be difficult, if not impossible, to ascertain. As a result, the Executive and the Company agree that the Company shall have the right to seek and obtain the remedy of specific performance and/or injunction with respect to any violation or threatened violation of any provision of this ARTICLE 6. In the event of an actual or threatened breach by the Executive or any person or entity or any of the provisions set forth in this ARTICLE 6, the Company shall be entitled to an injunction restraining the Executive and any such other person or entity from undertaking or continuing the prohibited conduct.

                  6.6 SURVIVAL. The provisions of this ARTICLE 6 shall survive the termination or expiration of this Agreement, as applicable.

         7. ASSIGNMENT. Neither party shall have the right to assign or delegate its or his rights or obligations hereunder, or any portion thereof, to any other person.

         8. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of Florida, without giving effect to the conflict-of-laws provisions thereof.

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         9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings, and arrangements, both oral and written between the Executive and the Company (or any of their respective affiliates) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by each of the Company and the Executive.

         10. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile, or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. mail. Notice shall be sent (i) if to the Company, addressed to Perry Ruda c/o U.S. RealTel, Inc., One Financial Plaza, Ft. Lauderdale, FL 33394, Attention: CEO, and (ii) if to the Executive, to his address as reflected on the payroll records of the Company, or to such other address as may be in accordance with this provision.

         11. BENEFIT, BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors, and, where permitted and applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets, or otherwise.

         12. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses; provisions, sections, or articles contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof; all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, provisions, sections, or articles contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word(s), phrase(s), sentence(s), clause(s), provision(s), section(s), or article(s) had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

         13. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

         14. DAMAGES. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.

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         15. SECTION HEADINGS. The article, section, and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         16. CONFIRMATION. Whenever the Company is required to take action hereunder, the Company shall act consistently and uniformly and, notwithstanding anything herein to the contrary, failure to so act shall be interpreted against the Company in the event of a dispute between the parties. The Executive shall be able to interpret those acts or decisions taken by the Company to be the acts and decisions of the Company.

         17. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the Executive, and their respective heirs, personal representatives, legal representatives, successors, and permitted assigns, any rights under or remedies by reason of this Agreement.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument and agreement.

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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                           THE COMPANY:

                                           U.S. REALTEL, INC.

                                           By:    /s/ Perry H. Ruda
                                               ---------------------------------
                                           Name:  Perry H. Ruda
                                           Title: CEO


                                           THE EXECUTIVE

                                               /s/ Mark J. Grant
                                           -------------------------------------
                                               Mark J. Grant

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